Exhibit 99.906CERT

Section 906 Certification

The following certification is provided by the undersigned Principal Executive Officer and Principal Financial Officer of Registrant on the basis of such officers’ knowledge and belief for the sole purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Certification

In connection with the Semiannual Report of Janus Aspen Series (the “Registrant”) on Form N-CSR for the period ended June 30, 2007, as filed with the Securities and Exchange Commission on August 23, 2007 (the “Report”), we, Andrew J. Iseman, Principal Executive Officer of the Registrant, and Jesper Nergaard, Principal Accounting Officer and Principal Financial Officer of the Registrant, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)          The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Andrew J. Iseman
President and Chief Executive Officer of Janus Aspen Series (Principal Executive Officer)
August 23, 2007

/s/ Jesper Nergaard
Vice President, Chief Financial Officer, Treasurer and Principal Accounting Officer of Janus Aspen Series (Principal Accounting Officer and Principal Financial Officer)
August 23, 2007